EX 10.1
Private & Confidential











                    DATED   8   March 2000


                Boxmore International Plc   (1)

                            - and -


                        Mark Ennis  (2)







                    ______________________

                       Service Agreement

                    ______________________
                       Service Agreement

AN AGREEMENT made the eighth day of March 2000 between Boxmore International Plc whose Registered Office is situated at Ennis House, Enterprise Way, Hightown Industrial Estate, Newtownabbey, BT36 4EW (hereinafter called "the Company") which is a subsidiary of Chesapeake UK Acquisitions II Plc, Badminton Court, Rectory Way, Old Amersham, Bucks, HP7 0DD ("Chesapeake") of the one part and Mark Ennis of 26 Old Cultra Road, Cultra, Holywood, Co Down, BT18 0AE (hereinafter called "the Director") of the other part.

WHEREBY IT IS AGREED as follows:-

1.   DEFINITIONS

  In this Agreement:

  a) "the Board" constitutes the Board of Directors of the Company.

  b)   "Group" shall mean the Company and any Group Companies.

  c)"Group Company" means any Company which is for the time being a subsidiary or holding Company of the Company or any subsidiary of any such holding Company. For these purposes the terms "subsidiary" and "holding company" shall have the meanings ascribed to them by Article 4 and
    Article 4A of the Companies Order 1990.

  d)"Chesapeake Company" means Chesapeake and any company which is from time to time a subsidiary or a holding company of Chesapeake or a subsidiary (other than Chesapeake) of a holding company of Chesapeake with the exception of the Company and each associated Company.

  e)"Intellectual Property" includes letters, patent and trade marks whether registered or unregistered, registered or unregistered designs, utility models, copyrights including design copyrights, applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to an invention, confidential information, know-how and any research effort relating to any of the above mentioned business names whether registerable or not moral rights and any similar rights in any country.

2.   APPOINTMENT

  a)The Company shall employ the Director and the Director shall serve the Company as a Director. The Director's employment shall commence on the date hereof and, subject to Clause 15 shall continue unless or until terminated by either the Company giving two years' notice or the Director giving one year's notice in writing subject to provisions of clause 19(a). The Director's period of continuous employment began on 1 March 1988 the date the Director commenced employment with Boxmore. The Director represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties hereunder.

  b)The Director's employment shall in any event terminate on the date on which the Director reaches the age of 62.

3.   SALARY

  a)The Director's salary shall be L185,000 per annum or at such increased rate as shall be notified to the Director by the Company payable monthly on the last day of each calendar month. The first review of such salary shall be on 1st July 2001 and thereafter on 1st July in each year. At this first review any salary increase will be backdated to 1 January 2001. Such review will be at the absolute discretion of the Company. In the event of any increase in salary being so agreed or notified such increase shall thereafter have effect as if it were specifically provided for as a term of this agreement.

  b)The Company hereby undertakes that the Company will annually keep under review the Director's remuneration package under this Agreement.

  c)In addition to his salary the Director shall be entitled to participate in and be entitled to receive any bonuses as determined by the `Chesapeake Annual Incentive Plan'.

  d)The Director shall not be entitled to any other salary or fees as a director or employee of the company or any associated company.

4.   POWERS AND DUTIES

  As a Director of the Company the Director shall:

  a)Undertake such duties and exercise such powers in relation to the Company and its business as the Company shall from time to time assign to or vest in him;

  b)In the discharge of such duties and in the exercise of such powers observe and comply with all resolutions, regulations and directions from time to time made or given by the Company;

  c)In the absence of any specific directions from the Company (but subject always to the memorandum and articles of the Company) shall carry out the duties of Director;

  d)Devote the whole of his time and attention during business hours (unless otherwise approved by the Company) to the discharge of his duties hereunder and do all in his power to promote, develop and extend the business of the Company;

  e)Conform to such hours of work as may from time to time reasonably be required of him and not be entitled to receive any additional remuneration for work outside normal office hours.

  f) In pursuance of his duties hereunder perform such services for subsidiary and associated companies of the Group and (without further remuneration unless otherwise agreed) accept such offices in such subsidiary, fellow subsidiary and associated undertakings as the Company may from time to time reasonably require;

     PROVIDED ALWAYS that if such additional duties managing or otherwise involve significant or material change to his employment, the Director shall not be required to perform such services or accept such offices without his consent;

  g) Comply with:

     i)Every rule of law; and
     ii)    The rules and regulations of any Stock Exchange;
        and
     iii) Every regulation of the Company for the time being in force or relative to dealings in shares or other securities of the Group.

  h)The Director shall carry out his duties and exercise his powers jointly with any other Director(s) or Executive appointed by the company to act jointly with him.

  i)The Director shall observe, perform and comply with all rules and regulations of the Company or any statutory or other competent authority regarding health and safety at work and environmental legislation.

  j)The Director shall not during the term of this Agreement accept a seat on the Board of Directors of any other company or companies outside the Group without first obtaining the consent of the Board.

5.   CONFIDENTIAL INFORMATION

  a) The Director shall not during or after the termination of this Agreement use for his own purposes, or any purposes other than those of the Company, Group or Chesapeake Corporation divulge or communicate to any person or persons and shall use his best endeavours to prevent the divulgence or communication to any person or persons except to those officials of the Group or other proper persons whose province it is to know the same, any of the Group's or any other Chesapeake Company's secrets or any other information which he may receive or obtain in relation to the Group's or any other Chesapeake Company's internal or external affairs or to the working of any patented process or invention which is carried on or used in the Group's or any other Chesapeake Company's workshops or connected with its business affairs. This restriction shall cease to apply to any information or knowledge, which may come into the public domain otherwise than through the default of the Director.

     The Director shall not at any time, except as is necessary for the purposes of his employment hereunder:

     (i) Use, adopt or employ or be party to the use, adoption or employment of or disclose, divulge or communicate to any person or persons, company or corporation any information obtained or acquired by him during his employment in relation to:

         (1) Any process, method, formulae, drawings, recipes, appliances, machinery, apparatus or plant of a private character (that is to say which are not known to and used by the trade generally) belonging to the Group which at any time during his employment by the Company may have been used by the Group or with which the Director may have become acquainted during and in the course of his employment by the Group.

         (2) The results of any investigations or experiments which may have been made by the Group during his employment or by their respective predecessors in business or by any person or persons by or under the order or direction or for the benefit of the Group or their respective predecessors with which the Director may have become acquainted during and in the course of his employment by the Company which would be prejudicial to the business or interests of the Group and which have not appeared in any journal or literature published for the information of persons unconnected with the Group.

     (ii)Disclose, divulge or communicate to any person or persons, company or corporation any information confidential to the Company obtained or acquired by him during his employment hereunder the disclosure of which may be prejudicial to the business or interests of the Group and which is not available from a source accessible to the general public.

         All notes, memorandums, records, lists of customers, suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made by the Director or otherwise) relating to the business of the Company or any Group Company (and any copies of the same) shall be and remain the property of the Company or the relevant Group Company.

6.   NON-SOLICITATION/NON-COMPETITION

  a)The Director shall not during the currency of this Agreement and for a period of 12 months from the termination of this Agreement in any case without the previous written consent of the Company either personally or by his agent whether on his own behalf or whether alone or jointly with or as a director, manager, partner, shareholder, employee or consultant of any other person, firm or company:

     (i) Canvas or solicit orders from or endeavour to entice away from the Company or any Group Company, any person, persons or company who shall at any time during the year immediately preceding such termination have been a customer of the Company or the Group or any member thereof and with whom during such period the Director or someone under his direct supervision had personal dealings in the 12 months immediately preceding the date of such termination of employment;

     (ii) Engage on his own account or as a director, principal or manager of any company in direct competition with the Company and/or the Group any person who has at any time during the year immediately preceding such termination been employed or engaged by the Group and who by reason of such employment or engagement is in possession of any trade secrets or confidential information of the Company and/or the Group or who has acquired influence over its customers;

     (iii) Within the UK, Ireland, Belgium, Holland, Germany Spain and France, either on his own account or for any other person, firm or company and in competition with the Group, directly carry on or be engaged or concerned or interested in any business of a kind carried on by the Group at the date of termination of the Director's employment hereunder and in which the Director shall have been actively involved and obtained knowledge within the period of one year preceding the date of termination of employment.

  b)This 12-month period of non-solicitation/non-competition will be reduced to six months if the Company invokes clause 15i) and requires a period of `Garden Leave' in excess of six months.

  c)While the restrictions in this Clause 6 are considered by both parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is agreed that if any of such restrictions shall be adjudged to be void or ineffective if part or parts of the wording thereof were deleted the said restrictions shall apply with such deletions as may be necessary to make them valid and effective.

7.   INTELLECTUAL PROPERTY

  a) The parties foresee that the Director may make, discover or create Intellectual Property in the course of his duties under this agreement and agree that in this respect the Director has a special obligation to further the interests of the Company.

  b)If at any time during his employment under this agreement the Director makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Group and whether or not made or discovered by the Director in the course of his employment hereunder, full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Director shall give and supply all such information, data, drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

  c)The Director irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

  d)If the Intellectual Property is not the property of the Company the Company have the right to acquire for itself or its nominee the Director's rights in the Intellectual Property within 3 months after disclosure pursuant to the clause 7 (b) on fair and reasonable terms to be agreed or settled by a single arbitrator.

  e)Rights and obligations under this clause shall continue in force after termination of this agreement in respect of Intellectual Property made during the Director's employment under this agreement and shall be binding upon his representatives.

8.   PENSIONS

  The Director shall be eligible to be a member of the Boxmore Group Pension Scheme Chief Executive Category, or any successor plan which maintains similar benefits and operates on similar terms, subject to the rules of the Scheme from time to time. Alternative pension scheme arrangements, may be agreed between the Director and the Company at any time by mutual agreement.

9.   OTHER BENEFITS

  a)Subject to age and medical examination, the results of which are reasonably satisfactory to the Company and its insurers, the Company undertakes to provide life assurance cover equal to four times salary if and to the extent that such cover is not provided by the Director's pension arrangements referred to in clause 8 and to procure that the Director will join Boxmore's prolonged disability insurance arrangements.

  b)The Company will provide contributions on the national scale of B.U.P.A. Company Care Scheme or such other agreed medical care scheme as approved by the Company on behalf of the Director and his wife and children under eighteen years of age.

10.  EXPENSES

  There shall be paid or refunded to the Director such sums as shall cover all vouched, authorised and reasonable out of pocket expenses incurred by him on the Group's business including inter alia expenses of entertainment subsistence and travelling in accordance with the Company guidelines.

11.  CAR

  During the continuance of this Agreement the Company shall provide, maintain, tax and insure for the Director a motor vehicle on terms in line with the Company's policy from time to time as laid down. The car is provided for the use of the Director in the performance of his duties. The Director may use the said motor vehicle for his private purposes which shall include occasional use by his immediate family. The Company shall reimburse the Director the fuel and running expenses including all fuel and running expenses incurred by reasonable private use. The Company may provide the choice to take up the option of a discretionary car allowance as an alternative to the provision of a company car. If this option is chosen the Director is required to use a suitable personal vehicle to fulfil his normal duties and associated travel requirements. If the Director shall be convicted of any offence (under the Road Traffic Acts) or become involved in any accident involving the motor car, he shall forthwith notify the Company and supply such information in connection therewith as the Company may request.

12.  HOLIDAYS

  a)The Director shall be entitled in addition to the normal public holidays to twenty five days annually accrued on a pro rata basis per month at full salary to be taken at such time or times as agreed by the company.

  b)In the respective holiday years in which this agreement commences or terminates the Director's entitlement to holiday shall accrue on a pro rata basis for each month of service during the relevant year which is normally the Company accounting year.

  c)Holiday entitlement for one year may not be taken in subsequent holiday year unless otherwise agreed by the Company.

13.  LOCATION

  During the continuance of this Agreement, the Director's place of work shall initially be the Company's office at Ennis House, Enterprise Way, Hightown Industrial Estate, Newtownabbey, BT36 4EW or such other location that may be mutually agreed between the Company and the Director. The Director shall be expected to travel within Europe and Overseas if necessary, but not on an unreasonable basis, in the performance of his duties.

14.  SICKNESS/INCAPACITY

  Without prejudice to Clause 15 (d) hereof, in the event of the Director being unable to carry out his duties hereunder because of ill health or accident and provided that the Director produced such medical evidence of incapacity as may be required by the Company, the Company shall continue to pay to the Director the salary and provide the benefits determined in accordance with these provisions for the period of up to 12 months from the date of his incapacity (including any period of paid notice in accordance with clause 15 (d)) or for such longer period as the Company shall in their absolute discretion think fit. Provided that the Company shall be at liberty to deduct the amount of any social security benefits and prolonged disability insurance received by the Director and the Director shall use his best endeavours to obtain any social security benefits and prolonged disability insurance to which he may be entitled.

  PROVIDED THAT if the incapacity shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable the Director shall forthwith notify the Company of that fact and of any claim, compromise settlement or judgement made or awarded in connection therewith and shall give to the Company all such particulars of such matters as the Company may reasonably require and shall if so required refund to the Company such sum (not exceeding the amount of damages recovered by him under such compromise settlement or judgement less any costs in or in connection with or under such claim compromise settlement or judgement borne by the Director and not exceeding the aggregate of the remuneration paid to him by way of salary in respect of the period of the incapacity) as the Company may determine.

15.  TERMINATION OF EMPLOYMENT

  a)If this Agreement is terminated by the Director he shall be entitled only to any arrears of gross salary and expenses outstanding at the date of termination.

  b)If this Agreement is terminated as a result of the death of the Director his personal representative shall be entitled to:-

     (i) any arrears of gross salary and expenses outstanding at the date of termination and also,

     (ii) a proportionate part of any bonus entitlement and all other benefits hereunder payable hereunder for the then current financial year of the Company up to the date of such termination.

  c)If before the expiration of the Agreement the employment of the Director hereunder shall be terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation and the Director shall be offered employment with the amalgamated or reconstructed company for a period not less than the unexpired term of this Agreement and on terms not less favourable than the terms of this Agreement, the Director shall have no claim against the Company or any member or members of the Group or the amalgamated or reconstructed company or any one or more of them in respect of the termination of his employment by the Company hereunder.

  d)Without prejudice to the provisions of clause 14 above and the Director's rights at common law or at statute this Agreement may be terminated by the Company:

    By six months notice in writing given at any time after the Director has been permanently incapacitated by accident or ill health from performing his duties for six consecutive months. Under this Agreement and for the purposes of this sub-clause incapacity for an aggregate period of nine months in any period of 24 months or for an aggregate period of 24 months in any 5 year period shall be deemed to be permanent incapacity. A period of continuous incapacity of more than three months or in aggregate of more than six months but less than nine months in any year shall at the discretion of the Company be referred to an independent medical consultant approved by the Director and the Company who shall be asked to state whether in his opinion the incapacity should be considered a permanent incapacity. For the avoidance of doubt, the Company may terminate the Director's employment hereunder notwithstanding that this will not effect the Director's entitlement to benefits under the prolonged disability insurance scheme referred to in Clause 9 above.

  e)Without prejudice to the provisions of clause 14 above and the Director's rights at common law or at statute this Agreement may be determined by the Company, by summary notice in writing to the Director upon the happening of any of the following events after the date of this Agreement namely:

    (i) If he shall be guilty in the opinion of the Company of any gross misconduct in connection with the Company's affairs or after having been given adequate written notice of any serious breach or persistent non-observance of any of the conditions of this Agreement on his part to be performed or observed or shall neglect or refuse to carry out any of his duties hereunder.

       Gross misconduct offences, will render the Director liable to summary dismissal (ie dismissal without notice).

     (ii) If he shall have been guilty of misconduct other than specified in (i) above after having received appropriate verbal and final written warnings.

     (iii) If he should fail to perform his duties to a satisfactory standard in the opinion of the Company after having received appropriate verbal and final written warnings.

     (iv)   If he shall become bankrupt or make any
       arrangement or composition with his creditors.

     (v) If he shall be convicted of a criminal offence other than an offence under the Road Traffic Laws, which in the reasonable opinion of the Company prejudicially affects his position as a Director as aforesaid of the Company.

     (vi) If he shall not perform in an acceptable manner and in particular if this is borne out by the poor performance against pre-determined and agreed budgeted financial performance for the Company.

  f) Upon the termination of this Agreement for whatsoever reason the Director shall upon the request of the Company resign without claim for compensation from all offices held by him in the Company and Group and in the event of this failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto.

  g) If during his employment under this Agreement the Director voluntarily resigns as a Director of the Company, his employment hereunder will terminate automatically by reason of that resignation.

  h) If the Director ceases to be a Director other than as provided in Clause 15g above his employment shall nevertheless continue unless determined by the Company or the Director in accordance with the provisions of clauses 2 or 19 of this Agreement.

  i) During any period of notice of termination (whether given by the Company or the Director) the Company shall be under no obligation to assign any duties to the Director and shall be entitled to exclude him from its premises provided that this shall not affect the Director's entitlement to receive his normal salary and other contractual benefits.

16.  RETURN OF PAPERS, ETC

  On the expiration or sooner determination of this Agreement howsoever the Director shall forthwith surrender -

  a)All documents, books, papers and other things whatsoever in his possession by reason of his Directorship in the Company, and

  b)All property of the Group in his possession or control including the motor car, car keys and any other property.

17.  NOTICES

  Any notice hereunder shall be in writing and shall be sufficiently served in the case of the Director by being served personally on him or either being left at his usual or last known place of abode or posted by recorded delivery post to his usual or last known place of abode and in the case of the Company by being delivered to or sent by recorded delivery post to the registered office of the Company. Any notices posted by recorded delivery post shall be deemed to have been received seventy-two hours after the time of posting.

18.  PREVIOUS AGREEMENTS

  This Agreement shall be deemed to be in substitution for all existing agreements of service between the Company and the Director which shall be deemed to have been cancelled with effect from the date hereof.

19.  TERMINATION FOLLOWING CHANGE OF OWNERSHIP

  a)If this Agreement is terminated (for whatever reason) by written notice and such notice is given either:-

     (1) by the Director to the Company any time up to and including the date 12 months from the date of commencement of this Agreement; or

     (2) by the Company to the Director any time up to and including the date 18 months from the date of commencement of this Agreement,

     then the Company and the Director will agree an effective date of termination ("EDT") and on the EDT the Director shall receive a payment of compensation equivalent to 3 years' Gross Remuneration. Gross remuneration for the purposes of this clause 19 means basic salary and the monetary value of all benefits-in-kind (based on the previous year's benefits) together with pension contributions but excludes bonus entitlements.

  b)With effect from 12 months from the date of commencement of this Agreement (and in the event notice has not been given in accordance with clause 19 (a) above) the period of notice to be given by the Director to the Company will be 12 months (in accordance with clause 2 (a) of this Agreement).

     With effect from 18 months from the date of commencement of this Agreement (and in the event notice has not been given in accordance with clause 19 (a) above) the period of notice to be given by the Company to the Director will be 24 months (in accordance with clause 2 (a) of this Agreement) or upon such termination, subject to the provisions of clause 19 (c), the Director shall be entitled to compensation, including payment in lieu of notice, equivalent to two years' gross remuneration.

  c)Following the expiry of the periods referred to in clause 19(a) after the commencement date of this Agreement, where employment terminates in the event of a successful bid for the Company or a change in control of Chesapeake Corporation (as defined in the Chesapeake Corporation Benefits Plan Trust), the following provisions should apply:

     (i) If following a Takeover the Company or a change in control of Chesapeake Corporation the Director's employment is terminated, except as set forth under Clause 14 or 15, or the Director resigns following the occurrence of:

          1) a material adverse alteration in the nature of the Director's responsibilities or a material diminution in the Director's status; or
          2) a material breach by the Company of any of the Terms herein; or
          3) the assignment to the Director of any duties inconsistent with the position held by the Director immediately before the Takeover.

          4) a requirement that the Director relocate his principal place of employment to a location that is at least 50 miles farther from his principal residence than his former principal place of employment.

          The Company shall forthwith compensate the Director by paying to him and he will accept as liquidated damages in full and final settlement of all the Director's claims arising from such termination a sum equivalent to three years average total gross remuneration, including salary, bonus, pension contributions and benefits in kind.

     (ii) For the purposes of this clause a Takeover is defined as arising if any person acquires, by a series of transactions or otherwise, shares of the Company which together with shares held or acquired by persons acting in consert (being the meaning or similar given to this expression in the City Code of Takeovers and Mergers) with that person carrying more than 50% of the voting rights.

20.  GRIEVANCE PROCEDURE

  If the Director wishes to obtain redress of any grievance relating to his Employment, or is dissatisfied with any reprimand, suspension, or other disciplinary step taken by the Company, he shall apply in writing to the Executive Vice President - Human Resources setting out the nature and details of any such grievance of dissatisfaction. There are no special disciplinary rules which apply to the Director and any disciplinary matters affecting him will be dealt with by the Company's nominated officers.

21.  GOVERNING LAW/ARBITRATION

  This Agreement is governed by and shall be construed in accordance with the laws of Northern Ireland and the parties hereby submit to the jurisdiction of the Northern Ireland courts.

  IN WITNESS whereof this Agreement has been signed by or on behalf of the parties hereto the day and year first herein written.


Signed by Thomas H Johnson
On behalf of the Company


In the presence of:



Signed by Mark Ennis


In the presence of:

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